SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

AMAZON.COM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a(6)(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

April 18, 2002

Dear Stockholder:

You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Amazon.com, Inc. to be held at 9:00 a.m., Pacific Daylight Time, on Wednesday, May 29, 2002, in the Metropolitan Ballroom of The Sheraton Seattle Hotel & Towers, 1400 6th Avenue, Seattle, Washington 98101. If you are unable to attend the Annual Meeting in person, you can listen to the webcast live, or on replay, by visiting www.amazon.com/ir.

At the Annual Meeting, the stockholders will be asked to elect six Directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. The nominees for Director and other matters are described in the accompanying Notice of 2002 Annual Meeting of Stockholders and Proxy Statement. The Board of Directors recommends that stockholders vote in favor of the election of the nominated Directors.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please either mark, sign, date and return your proxy card in the enclosed envelope, or vote via the Internet or telephone by following the instructions on your proxy card. Your shares will be voted in accordance with the instructions you have given. You may attend the Annual Meeting and vote in person even if you have previously submitted voting instructions.

Sin	cerely,

Jef	frey P. Bezos
Founder and Chief Executive Officer

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 29, 2002

The 2002 Annual Meeting of Stockholders of Amazon.com, Inc. will be held at 9:00 a.m., Pacific Daylight Time, on Wednesday, May 29, 2002, in the Metropolitan Ballroom of The Sheraton Seattle Hotel & Towers, 1400 6th Avenue, Seattle, Washington 98101, for the following purposes:

1.    To elect six Directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified; and

2.    To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed April 1, 2002, as the record date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

All stockholders are invited to attend the Annual Meeting in person, but even if you expect to be present at the Annual Meeting, we ask that as promptly as possible you either mark, sign, date and return the enclosed proxy card in the postage-paid envelope provided, or vote via the Internet or telephone by following the instructions on your proxy card. Stockholders attending the Annual Meeting may vote in person even if they have previously voted.

By	Order of the Board of Directors

L. Michelle Wilson
Secretary

Seattle, Washington
April 18, 2002

AMAZON.COM, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, May 29, 2002

General

The enclosed proxy is solicited by the Board of Directors of Amazon.com, Inc., a Delaware corporation (the “Company” or “Amazon.com”), for use at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m., Pacific Daylight Time, on Wednesday, May 29, 2002, in the Metropolitan Ballroom of The Sheraton Seattle Hotel & Towers, 1400 6th Avenue, Seattle, Washington 98101, and at any adjournment or postponement thereof.

The Company’s principal offices are located at 1200 12th Avenue South, Suite 1200, Seattle, Washington 98144. This Proxy Statement and the accompanying proxy card are first being mailed to the stockholders of the Company on or about April 18, 2002.

Outstanding Securities and Voting Rights

Only holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on April 1, 2002, will be entitled to notice of, and to vote at, the Annual Meeting. On that date the Company had 375,112,745 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting.

The six nominees for election to the Board who receive the greatest number of votes cast for the election of Directors by the shares present, in person or by proxy, shall be elected Directors. Holders of Common Stock are not allowed to cumulate their votes in the election of Directors.

A majority of the outstanding shares of Common Stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker nonvotes will be included in determining the presence of a quorum at the Annual Meeting. In the election of Directors, abstentions and broker nonvotes have no effect on the outcome. Broker nonvotes occur when a person holding shares in street name, meaning through a bank or brokerage account, does not provide instructions as to how his or her shares should be voted and the bank or broker does not exercise discretion to vote those shares.

Proxy Voting

Shares for which proxy cards are properly executed and returned or that are properly voted via the Internet or by phone will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” the election of each of the nominees to the Board named herein. It is not expected that any matters other than the election of Directors will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their discretion with respect to such matters.

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares of Common Stock are represented by certificates or book entries in your name so that you appear as a stockholder on the records of the Company’s stock transfer agent, Mellon Investor Services LLC, a proxy card for voting those shares will be included with this Proxy Statement. You may vote those shares by completing, signing and returning the proxy card in the enclosed envelope. Alternatively, by following the instructions on your proxy card, you may vote those shares either via the Internet at www.eproxy.com/amzn or by telephone by calling 1-800-435-6710.

If you own shares in street name you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct your bank or brokerage firm how to vote your shares. As with a proxy card, you may vote your shares by completing, signing and returning the voting instruction form in the envelope provided. Many banks and brokerage firms have arranged for Internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form. If your bank or brokerage firm uses ADP Investor Communication Services, you may vote your shares via the Internet at www.proxyvote.com or by calling the telephone number on your voting instruction form.

Attendance and Voting at the Annual Meeting

If you own Common Stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card, via the Internet or by telephone. If you own Common Stock in street name, you may attend the Annual Meeting but in order to vote your shares at the meeting you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting. You may change or revoke your vote at the Annual Meeting in the manner described below even if you have already voted.

Revocation

If you own Common Stock of record you may revoke a previously granted proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy card bearing a later date or by attending the Annual Meeting and voting in person. Any stockholder owning Common Stock in street name may change or revoke previously given voting instructions by contacting the bank or brokerage firm holding the shares or by obtaining a legal proxy from such bank or brokerage firm and voting in person at the Annual Meeting.

ELECTION OF DIRECTORS

In accordance with the Company’s Bylaws, the Board has fixed the number of Directors constituting the Board at six. The Nominating Committee of the Board has recommended and the Board has proposed that the following six nominees be elected at the Annual Meeting, each of whom will hold office until the next Annual Meeting of Stockholders and until his or her successor shall have been elected and qualified: Jeffrey P. Bezos, Tom A. Alberg, Scott D. Cook, L. John Doerr, Mark S. Hansen and Patricia Q. Stonesifer. It is intended that each properly executed proxy will be voted “FOR” the election of these nominees, unless the stockholder indicates on the proxy that votes are to be withheld as to one or more nominees. Although the Board anticipates that the six nominees will be available to serve as Directors of the Company, if any of them should be unwilling or unable to serve, it is intended that the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board.

The Board of Directors recommends a vote “FOR” each nominee.

Nominees for the Board of Directors

Biographical information regarding each of the nominees for the Board of Directors is set forth below:

Jeffrey P. Bezos, age 38, has been Chairman of the Board of Amazon.com since founding it in 1994 and Chief Executive Officer since May 1996. Mr. Bezos served as President from founding until June 1999 and again from October 2000 to the present. He served as Treasurer and Secretary from May 1996 to March 1997. From December 1990 to June 1994, Mr. Bezos was employed by D.E. Shaw & Co., a Wall Street investment firm, becoming Senior Vice President in 1992. From April 1988 to December 1990, Mr. Bezos was employed by Bankers Trust Company, becoming Vice President in February 1990. Mr. Bezos is also a director of drugstore.com, inc.

Tom A. Alberg, age 62, has been a Director of Amazon.com since June 1996. Mr. Alberg has been a managing director of Madrona Venture Group, L.L.C., a venture capital firm, since September 1999, and a principal in Madrona Investment Group, L.L.C., a private investment firm, since January 1996. From April 1991 to October 1995, he was President and a director of LIN Broadcasting Corporation, and from July 1990 to October 1995, he was Executive Vice President of McCaw Cellular Communications, Inc. Both of those companies were providers of cellular communications services. Prior to 1990, Mr. Alberg was a partner of the law firm Perkins Coie LLP, where he also served as Chairman of the firm’s Executive Committee. Mr. Alberg is also a director of Advanced Digital Information Corporation.

Scott D. Cook, age 49, has been a Director of Amazon.com since January 1997. Mr. Cook co-founded Intuit, Inc., a personal finance, tax and accounting software and web services company, in 1983, and has served as Chairman of the Executive Committee of Intuit since August 1998. Mr. Cook served as President and Chief Executive Officer of Intuit from April 1984 to May 1994 and as Chairman of the Board of Intuit from March 1993 through July 1998. Prior to co-founding Intuit, Mr. Cook was a consultant for Bain & Company, a strategy consulting firm, and a brand manager for The Procter & Gamble Company. Mr. Cook is also a director of eBay, Inc., Intuit, and The Procter & Gamble Company.

L. John Doerr, age 50, has been a Director of Amazon.com since June 1996. Mr. Doerr has been a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since September 1980. Prior to joining Kleiner Perkins Caufield & Byers, Mr. Doerr was employed by Intel Corporation for five years. Mr. Doerr is also a director of drugstore.com, inc., Handspring, Inc., Homestore.com, Inc., Intuit, Inc., Sun Microsystems, Inc., and WebMD Corporation, as well as several private companies.

Mark S. Hansen, age 47, has been a Director of Amazon.com since November 2001. Mr. Hansen has been Chairman and Chief Executive Officer of Fleming Companies, Inc., a distributor and retailer in the food, drug and specialty store industry, since November 1998. From July 1997 to September 1998, Mr. Hansen was President and Chief Executive Officer of SAM’s Club, a division of Wal-Mart Stores, Inc. From 1989 to 1997, Mr. Hansen served in multiple capacities, including President and Chief Executive Officer, at PETsMART, Inc., a retailer of pet food, pet supplies and related products. Mr. Hansen is also a director of Fleming Companies and Applebee’s International, Inc.

Patricia Q. Stonesifer, age 45, has been a Director of Amazon.com since February 1997. Since June 1997, Ms. Stonesifer has served as Co-Chair of the Bill and Melinda Gates Foundation. Prior to joining the Bill and Melinda Gates Foundation, Ms. Stonesifer ran her own management consulting firm. From 1988 to 1997, Ms. Stonesifer held various senior management positions at Microsoft Corporation, including Senior Vice President of the Interactive Media Division. Ms. Stonesifer is also a director of Viacom, Inc.

Compensation of Directors

Directors of the Company do not receive cash compensation for their services as Directors or as members of committees of the Board, but are reimbursed for their reasonable expenses incurred in attending meetings of the

Board. Directors are eligible to receive stock options or other stock grants under the Company’s 1997 Stock Incentive Plan, at the discretion of the Board. Mr. Hansen, upon his appointment as a Director of the Company on November 8, 2001, was granted an option to purchase 75,000 shares of Common Stock at an exercise price of $7.205 per share, which was the fair market value of the Common Stock on the date of grant. This option vests and becomes exercisable at the rate of 20% on November 8, 2002, 20% on November 8, 2003 and 5% per quarter thereafter, subject to Mr. Hansen’s continued service to the Company.

Board of Directors Meetings and Committees

The Board meets regularly during the year to review matters affecting the Company and to act on matters requiring Board approval. It also holds special meetings whenever circumstances require and may act by unanimous written consent. During 2001, there were nine meetings of the Board. All incumbent Directors attended at least 75% of the meetings of the Board and the committees of which they were members.

The Board has established an Audit Committee, a Compensation and Management Development Committee and a Nominating Committee. The Audit, Compensation and Management Development and Nominating Committees are responsible to the full Board. The functions performed by these committees are summarized below.

Audit Committee.    The Audit Committee provides assistance to the Board in fulfilling its oversight responsibilities relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the Board. As part of its role, the Audit Committee annually reviews and recommends to the Board the selection of independent auditors, reviews the scope and results of their audit procedures and reports the results to the Board. The Audit Committee operates in accordance with a written charter adopted by the Board. A copy of the Audit Committee charter is attached as Appendix A to this Proxy Statement. The current members of the Audit Committee are Mr. Alberg, Mr. Hansen and Ms. Stonesifer (Mr. Cook served until November 2001). Mr. Alberg is Chairman of the Audit Committee. Each member of the Audit Committee is independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. The Audit Committee met eight times in 2001.

Compensation and Management Development Committee.    The Compensation and Management Development Committee reviews and approves the compensation of the Company’s executive officers; evaluates the Company’s programs and practices for ensuring the continuity of capable management; reviews and administers the Company’s stock option plans; assesses all compensation programs, including any dilutive impact on stockholders; and makes recommendations to the Board regarding such matters, all with a view toward maximizing stockholder value. The current members of the Compensation and Management Development Committee are Mr. Cook and Mr. Doerr (Ms. Stonesifer served until November 2001). Mr. Doerr is the Chairman of the Compensation and Management Development Committee. The Compensation and Management Development Committee met two times in 2001.

Nominating Committee.    The Nominating Committee reviews and assesses the composition of the Board, assists in identifying potential new candidates for Director, including nominees recommended to the Secretary of the Company in writing by stockholders, and recommends candidates for election as Directors. The members of the Nominating Committee are Mr. Cook and Mr. Doerr. Mr. Cook is Chairman of the Nominating Committee. The Nominating Committee met five times in 2001.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 5, 2002 (except as otherwise indicated) by (i) each person or entity known by the Company to beneficially own more than 5% of the Common Stock, (ii) each Director of the Company, (iii) each executive officer of the Company for whom compensation information is given in the Summary Compensation Table in this Proxy Statement, and (iv) all Directors and executive officers as a group. Except as otherwise indicated, and subject to applicable community property laws, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Jeffrey P. Bezos	111,763,566	(1)	29.79%
1200 12th Avenue South, Suite 1200
Seattle, WA 98144

Legg Mason, Inc. on behalf of its investment advisory subsidiaries	67,384,380	(2)	17.81%
100 Light Street
Baltimore, MD 21202

Tom A. Alberg	886,473	(3)	*

Scott D. Cook	789,698	(4)	*

L. John Doerr	2,571,882	(5)	*

Mark S. Hansen	-0-		*

Patricia Q. Stonesifer	535,883	(6)	*

Mark J. Britto	317,704	(7)(8)	*

Warren C. Jenson	379,166	(8)(9)	*

Diego Piacentini	316,780	(8)(10)	*

Jeffrey A. Wilke	299,980	(8)(11)	*

All Directors and Executive Officers as a group (12 persons)	118,869,646	(12)	31.45%

*	Less than 1%

(1)	Includes 6,822 shares held in a joint account with Mr. Bezos’ wife.

(2)
Based on information provided by Legg Mason, Inc. in an amendment to Schedule 13G filed February 14, 2002. Includes 3,203,744 shares issuable upon conversion of the Company’s 4 3/4% Convertible Subordinated Notes due 2009. Legg Mason, through certain of its investment advisory subsidiaries, has shared voting and investment power with respect to all of the reported shares.

(3)
Includes 67,994 shares held as trustee of a charitable trust as to which Mr. Alberg shares voting and investment power. Mr. Alberg disclaims beneficial ownership of shares of Common Stock held by the charitable trust.

(4)	Includes 720,000 shares issuable upon the exercise of stock options granted January 8, 1997, that are exercisable within 60 days of April 5, 2002.

(5)
Includes 11,454 shares owned by KPCB Information Sciences Zaibatsu Fund II, a California limited partnership (“KPCB Info”) as to which Mr. Doerr shares voting and investment power. Mr. Doerr is a general partner of KPCB VII Associates, L.P., a California limited partnership, which is the general partner of KPCB Info. Also includes 115,776 shares held as trustee of a trust for the benefit of persons unrelated to

Mr. Doerr (the “Trust”). Mr. Doerr disclaims beneficial ownership of shares of Common Stock held by the Trust and by KPCB Info, except to the extent of any indirect pecuniary interest in his distributive share therein.

(6)	Includes 450,000 shares issuable upon the exercise of stock options granted February 7, 1997, that are exercisable within 60 days of April 5, 2002.

(7)
Includes 199,978 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 5, 2002, and 13,787 shares subject to repurchase by the Company at the original price paid for such shares in the event of the termination of Mr. Britto’s services, which right lapses over time in accordance with a vesting schedule.

(8)
Includes 100,000 shares of restricted stock that are subject to forfeiture in the event of the termination of the holder’s employment with the Company, which forfeiture risk lapses over time in accordance with a vesting schedule.

(9)	Includes 279,166 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 5, 2002.

(10)	Includes 199,980 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 5, 2002.

(11)	Includes 199,980 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 5, 2002.

(12)
Includes, in addition to the shares set forth in the table above, 200,200 shares held by certain other executive officers of the Company, of which 200,000 shares are restricted stock subject to forfeiture in the event of the termination of the holder’s employment with the Company, which forfeiture risk lapses over time in accordance with a vesting schedule, and 808,314 shares issuable upon the exercise of stock options granted to such other executive officers that are exercisable within 60 days of April 5, 2002, of which 150,000 shares are subject to repurchase by the Company as of April 5, 2002, at the original purchase price paid for such shares in the event of termination of the option holder’s employment with the Company, which right lapses over time in accordance with the applicable vesting schedule.

EXECUTIVE COMPENSATION

Compensation Summary

The following table sets forth for the year ended December 31, 2001, the compensation received by (i) the Company’s Chief Executive Officer, and (ii) the Company’s other four most highly compensated executive officers based on salary and bonus for the year ended December 31, 2001 (the “named executive officers”).

Summary Compensation Table

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($) (1)	Bonus ($)		Other Annual Compensation ($)		Restricted Stock Awards ($)(2)	Securities Underlying Options (#)		All Other Compensation ($)
Jeffrey P. Bezos	2001	$81,840	—		—		—	—		—
Chief Executive Officer	2000	81,840	—		—		—	—		—
	1999	81,840	—		—		—	—		$957

Mark J. Britto	2001	150,000	$1,000,000	(3)	—		$840,000	1,464,998	(7)	—
Senior Vice President,	2000	116,166	1,000,000	(4)	—		—	720,000	(8)	—
Worldwide Services Sales &	1999	50,453	70,500	(5)	$5,174	(6)	—	200,000	(8)	8,672
Business Development

Warren C. Jenson	2001	178,675	1,583,333	(9)	—		840,000	1,696,667	(7)	—
Senior Vice President and	2000	177,450	1,916,667	(10)	385	(6)	—	283,334	(8)	923
Chief Financial Officer	1999	55,679	2,150,000	(11)	3,185	(6)	—	2,000,000	(8)	105,525

Diego Piacentini	2001	175,000	1,233,333	(12)	101,959	(14)	840,000	1,465,000	(7)	—
Senior Vice President,	2000	150,694	1,666,667	(13)	199,037	(15)	—	830,000	(8)	468,971
Worldwide Retail & Marketing	1999	—	—		—		—	—		—

Jeffrey A. Wilke	2001	143,130	533,333	(16)	—		840,000	1,465,000	(7)	—
Senior Vice President, Worldwide	2000	121,680	1,066,667	(17)	25,822	(6)	—	230,000	(8)	86,610
Operations & Customer Service	1999	38,180	803,000	(11)	2,163	(6)	—	1,000,000	(8)	7,225

(1)
Amount shown for Mr. Piacentini for 2000 represents base salary paid after he commenced employment with the Company on February 21, 2000. Amounts shown for 1999 for Messrs. Britto, Jenson, and Wilke represent base salaries paid after they commenced employment with the Company on June 9, 1999, September 7, 1999, and September 7, 1999, respectively.

(2)
On April 4, 2001, each of the named executive officers other than Mr. Bezos was awarded a restricted stock grant consisting of 100,000 shares of Common Stock. The closing price of the Common Stock on that date as reported on the Nasdaq National Market was $8.40 per share. Each restricted stock grant vests at the rate of 40% on March 31, 2003, and 20% annually on each March 31 thereafter until fully vested on March 31, 2006. The unvested portion of each restricted stock grant is subject to forfeiture upon termination of the holder’s employment with the Company. The holder of the restricted stock grant enjoys all benefits of ownership of the shares of Common Stock, including the right to vote the shares and to receive any dividends with respect to the shares, other than the right to transfer or dispose of the shares. At December 31, 2001, based on the closing price of $10.82 per share of the Common Stock as reported on the Nasdaq National Market on that date, each restricted stock grant had an aggregate value of $1,082,000.

(3)	Represents the portion of a promotion bonus awarded in 2000 and paid in 2001. See “Employment Contracts, Termination of Employment and Change-of-Control Arrangements—Employment Arrangements.”

(4)
Of this amount, $500,000 represents a special bonus earned in 2000 and paid in January 2001, and $500,000 represents the portion of a promotion bonus awarded in 2000 and paid in 2000. See “Employment Contracts, Termination of Employment and Change-of-Control Arrangements—Employment Arrangements.”

(5)	Represents a signing bonus.

(6)	Represents tax reimbursement in connection with relocation expenses.

(7)
Includes shares subject to options granted to the named executive officer pursuant to the Company’s offer to exchange certain outstanding stock options for options to purchase a lesser number of shares at a lower exercise price. See Footnote 8 below.

(8)
In the first quarter of 2001, Messrs. Britto, Jenson, Piacentini and Wilke accepted the Company’s offer to exchange their outstanding stock options, resulting in the cancellation of these options and the grant of an option to purchase an aggregate of 239,998 shares to Mr. Britto, an option to purchase an aggregate of 346,667 shares to Mr. Jenson, an option to purchase an aggregate of 240,000 shares to Mr. Piacentini and an option to purchase an aggregate of 240,000 shares to Mr. Wilke. See “Summary of Option Exchange.”

(9)
Of this amount, $1,250,000 represents a signing bonus which is subject to certain repayment obligations and $333,333 represents the portion of a special bonus awarded in 2000 and paid in 2001. See “Employment Contracts, Termination of Employment and Change-of-Control Arrangements—Employment Arrangements.”

(10)
Of this amount, $1,250,000 represents a signing bonus and $666,667 represents the portion of a special bonus awarded in 2000 and paid in 2000. See “Employment Contracts, Termination of Employment and Change-of-Control Arrangements—Employment Arrangements.”

(11)	Represents a signing bonus. See “Employment Contracts, Termination of Employment and Change-of-Control Arrangements—Employment Arrangements.”

(12)
Of this amount, $900,000 represents a signing bonus, and $333,333 represents the portion of a special bonus awarded in 2000 and paid in 2001. See “Employment Contracts, Termination of Employment and Change-of-Control Arrangements—Employment Arrangements.”

(13)
Of this amount, $1,000,000 represents a signing bonus, and $666,667 represents the portion of a special bonus awarded in 2000 and paid in 2000. See “Employment Contracts, Termination of Employment and Change-of-Control Arrangements—Employment Arrangements.”

(14)	Represents expatriation benefits, including a cost of living and housing allowance in the amount of $43,333, and tax reimbursement in connection with such benefits in the amount of $28,637.

(15)	Represents tax reimbursement primarily in connection with certain bonus and relocation payments.

(16)
Of this amount, $200,000 represents a signing bonus which is subject to certain repayment obligations, and $333,333 represents the portion of a special bonus awarded in 2000 and paid in 2001. See “Employment Contracts, Termination of Employment and Change-of-Control Arrangements—Employment Arrangements.”

(17)
Of this amount, $400,000 represents a signing bonus and $666,667 represents the portion of a special bonus awarded in 2000 and paid in 2000. See “Employment Contracts, Termination of Employment and Change-of-Control Arrangements—Employment Arrangements.”

Option Grants in 2001

The following table sets forth information concerning the grant of stock options during 2001 to the named executive officers.

Option Grants in Last Fiscal Year

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(#)		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)(1)	Grant Date Fair Market Value($/Share)(1)	Expiration Date
Name							0%($)	5%($)	10%($)
Jeffrey P. Bezos	—		—	—	—	—	—	—	—

Mark J. Britto	239,998	(3)		$13.375	$14.125	9/30/03	$179,999	$643,131	$1,143,518
	1,225,000	(4)	3.25%	7.93	7.93	9/6/11	-0-	6,109,240	15,482,013

Warren C. Jenson	346,667	(3)		13.375	14.125	9/30/03	260,000	928,975	1,651,764
	100,000	(3)		8.55	8.55	9/30/03	-0-	110,464	229,054
	1,250,000	(5)	3.76%	7.93	7.93	9/6/11	-0-	6,233,918	15,797,972

Diego Piacentini	240,000	(3)		13.375	14.125	9/30/03	180,000	643,136	1,143,528
	1,225,000	(4)	3.25%	7.93	7.93	9/6/11	-0-	6,109,240	15,482,013

Jeffrey A. Wilke	240,000	(3)		13.375	14.125	9/30/03	180,000	643,136	1,143,528
	1,225,000	(4)	3.25%	7.93	7.93	9/6/11	-0-	6,109,240	15,482,013

(1)
Under the terms of the Company’s offer to exchange options in the first quarter of 2001, the exercise price of the new options granted in exchange for the cancellation of the exchanged options was set at $13.375 per share, which was the lowest closing price of the Common Stock during the period between January 1, 2001, and February 14, 2001, as reported on the Nasdaq National Market. All other options were granted at the fair market value on their respective dates of grant. In each case, fair market value is based on the average of the high and low per share sales prices for the Common Stock as reported on the Nasdaq National Market on the date of grant.

(2)
The dollar amounts under these columns are the result of calculations based on the market price on the date of grant at an assumed annual rate of appreciation over the maximum term of the option of 0%, 5% and 10% as required by applicable regulations of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock price. Assumes all options are exercised at the end of their respective terms. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock and overall market conditions, as well as the optionee’s continued service to the Company through the vesting period.

(3)
This option vests and becomes exercisable at the rate of 25% on August 14, 2001, and 4.167% on the 14th day of each month thereafter until fully vested on February 14, 2003, subject to the optionee’s continued employment with the Company.

(4)
This option vests and becomes exercisable at the rate of 4.08% on February 14, 2002, 4.08% on February 14, 2003, and an additional 4.592% per quarter thereafter until fully vested on February 14, 2008, subject to the optionee’s continued employment with the Company.

(5)
This option vests and becomes exercisable at the rate of 5% on May 14, 2003, and an additional 5% per quarter thereafter until fully vested on February 14, 2008, subject to the optionee’s continued employment with the Company.

Aggregated Option Exercises in 2001 and Fiscal Year-End Option Values

The following table sets forth information concerning the outstanding options held by the named executive officers at December 31, 2001, the Company’s most recent fiscal year-end. None of the named executive officers exercised options during 2001.

Aggregated Option Exercises in 2001 and Fiscal Year-End Option Values

	Shares Acquired on Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey P. Bezos	—	—	—	—	—	—
Mark J. Britto	—	—	99,998	1,365,000	-0-	$3,540,250
Warren C. Jenson	—	—	186,110	1,510,557	$94,582	3,744,918
Diego Piacentini	—	—	100,000	1,365,000	-0-	3,540,250
Jeffrey A. Wilke	—	—	100,000	1,365,000	-0-	3,540,250

(1)	Amounts equal the closing price of $10.82 per share of the Common Stock on December 31, 2001, less the option exercise price, multiplied by the number of shares exercisable or unexercisable.

Summary of Option Exchange

In the first quarter of 2001, the Company offered an exchange of employee stock options to holders of certain outstanding options, including some of the Company’s executive officers, that had an exercise price of more than $23.00 per share. All eligible executive officers accepted the offer to exchange options. Under the offer to exchange options, employees could exchange eligible options on an all-or-nothing basis for a new option on a less than one-for-one basis. Employees accepting the exchange offer were also required to surrender for cancellation all options subject to a special grant made in July 2000 to employees hired on or before July 24, 2000, who held options with an exercise price (adjusted for stock splits) greater than $29.75 per share. Most of these special options, including those granted to executive officers, had an exercise price of $30.875 per share. The new options granted in the exchange have an exercise price of $13.375 per share and vest over a two-year period commencing on February 14, 2001, with an initial 25% vesting on August 14, 2001, followed by monthly vesting of 4.167% thereafter, subject to the optionee’s continued employment with the Company. The new options expire on September 30, 2003. The offer to exchange options was not offered to two executive officers who had been employees of the Company for at least two years. The following table sets forth information concerning the offer to exchange options with respect to executive officers of the Company. The Company has not previously repriced options held by its executive officers.

10-Year Option Repricings

Name	Date (1)	Number of Securities Underlying Repriced Options (#)	Number of Securities Underlying Options Cancelled in Repricing (#)	Market Price of Common Stock at Time of Repricing ($/Share) (1)	Exercise Price at Time of Repricing ($/Share)	New Exercise Price ($/Share) (1)	Length of Original Option Term Remaining at Date of Repricing (Years)
Mark J. Britto	2/14/01	239,998		$14.125		$13.375
Senior Vice President,			30,000		$56.0625		8.27
Worldwide Services			170,000		62.094		8.52
Sales & Business			150,000		30.875		9.40
Development			80,000		30.875		9.40
			490,000		30.875		9.65

Warren C. Jenson	2/14/01	346,667		14.125		13.375
Senior Vice President			2,000,000		63.25		18.76
and Chief Financial Officer			150,000		30.875		9.40
			133,334		30.875		9.40

Diego Piacentini	2/14/01	240,000		14.125		13.375
Senior Vice President,			600,000		66.4375		9.21
Worldwide Retail & Marketing			150,000		30.875		9.40
			80,000		30.875		9.40

Jeffrey A. Wilke.	2/14/01	240,000		14.125		13.375
Senior Vice President,			1,000,000		63.25		13.76
Worldwide Operations			150,000		30.875		9.40
& Customer Service			80,000		30.875		9.40

L. Michelle Wilson	2/14/01	173,335		14.125		13.375
Senior Vice President,			70,000		66.75		8.05
Human Resources,			60,000		67.0313		8.38
General Counsel and			70,000		62.094		8.52
Secretary			50,000		51.7813		9.13
			75,000		30.875		9.40
			53,334		30.875		9.40

(1)
As reported on the Nasdaq National Market, the average of the high and low per share sales prices for the Common Stock on February 14, 2001, was $14.125 and the closing price was $14.4375. Under the terms of the offer to exchange options, the exercise price of the new options granted in exchange for the cancellation of the exchanged options was set at $13.375 per share, which was the lowest closing price of the Common Stock during the period between January 1, 2001 and February 14, 2001, as reported on the Nasdaq National Market.

Compensation and Management Development Committee Report on Executive Compensation

The Company offers compensation packages designed to attract and retain outstanding employees and to encourage and reward the achievement of corporate goals. Through broad-based employee ownership of Common Stock, the Company seeks to align employee financial interests with long-term stockholder value.

Executive officers receive total compensation packages in line with their responsibilities and expertise. The Company believes that the majority of an executive’s compensation should be closely tied to overall Company performance. Accordingly, base salaries for executive officers in most cases are relatively low, but are accompanied by significant stock option grants and, in certain cases, cash bonuses.

Base Salaries.    Salaries for the Company’s executive officers are based on the executive’s contribution to Company performance, level of responsibility, experience and breadth of knowledge. Base salaries for executive officers generally are designed to be significantly less than those paid by competitors in the electronic commerce and Internet industries. These lower base salaries are combined with large stock option grants, so that the major portion of the executive’s pay is tied to Company performance, and with cash bonuses. In 2001, some executive officers received salary increases from 2000, but base salaries remain significantly below market rates.

Stock-Based Compensation.    The Company seeks to align the long-term interests of its executive officers with those of its stockholders. As a result, each executive officer receives a significant stock option grant when he or she joins the Company or is promoted to executive officer. Grant sizes are determined based on various subjective factors, primarily related to the individual’s anticipated contributions to the Company’s success. The Company also has granted additional stock options to executive officers on a periodic basis, based on various subjective factors primarily related to the Compensation and Management Development Committee’s assessment of each officer’s anticipated contributions to the Company’s success.

In 2001, executive officers received one-time supplemental grants of options, generally with delayed vesting over seven or more years. These grants were designed primarily to provide continued long-term equity compensation after the executive’s new hire option grants or, as described below, exchange option grants become largely vested. Each executive officer also received a one-time grant of restricted stock. The restricted stock is subject to forfeiture in the event of termination of employment and these restrictions lapse over a five-year period.

2001 Option Exchange Program.    In the first quarter of 2001, the Company offered an exchange of employee stock options to holders of certain outstanding options, including executive officers, that had an exercise price of more than $23.00 per share. All eligible executive officers accepted the offer to exchange options. Under the offer to exchange options, employees could exchange eligible options on an all-or-nothing basis for a new option on a less than one-for-one basis. Employees accepting the exchange offer were also required to surrender for cancellation all options subject to a special grant made in July 2000 to employees hired on or before July 24, 2000 who held options with an exercise price (adjusted for stock splits) greater than $29.75. The special options had been granted to most employees, including the eligible executive officers, at an exercise price of $30.875 per share. The new options have an exercise price of $13.375 and vest over a two year period commencing on February 14, 2001, with an initial 25% vesting on August 14, 2001, followed by monthly vesting of 4.167% thereafter. The new options terminate on September 30, 2003. The offer to exchange options was not offered to two executive officers who had been employees of the Company for at least two years.

The Compensation and Management Development Committee approved the exchange offer because it is philosophically committed to the concept of employees as owners, including for its executive officers. In light of the stock market volatility at that time, especially for Internet stocks, the Committee felt it appropriate to offer the option exchange program. Together with the Company’s regular annual grant program, the option exchange program helps advance the Committee’s ownership philosophy.

Bonus Compensation.    In the past, the Company offered cash bonuses to encourage prospective candidates to join the Company as executive officers, to compensate officers for assuming additional responsibilities in connection with their promotions to executive officer, and to align compensation more closely with peer groups in similar industries. In 2001, the Company entered into one bonus agreement in connection with the promotion of an executive officer and also made bonus payments under pre-existing contractual commitments. The Company intends to make additional cash bonuses to executive officers from time to time based on performance and potential.

Chief Executive Officer Compensation.    Mr. Bezos received $81,840 in cash compensation from the Company during 2001. Mr. Bezos’ compensation was considerably less than may have been paid to an individual with similar responsibilities in a similar industry. Due to Mr. Bezos’ substantial ownership in the Company (approximately 30%), Mr. Bezos requested not to receive additional compensation in 2001.

Ongoing Review.    The Compensation and Management Development Committee will evaluate the Company’s compensation policies on an ongoing basis to determine whether they enable the Company to attract, retain and motivate key personnel. To meet these objectives, the Company may from time to time increase salaries, award additional stock options or provide other short- and long-term incentive compensation to executive officers, including Mr. Bezos.

Section 162(m).    Compensation payments in excess of $1 million to the Chief Executive Officer or the other four most highly compensated executive officers are subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. The Compensation and Management Development Committee does not expect cash compensation in 2002 to its Chief Executive Officer to be in excess of $1 million. The Committee expects that cash compensation in 2002 to some of its executive officers may be in excess of $1 million and not qualify as performance-based. The Company intends to maintain qualification of its 1997 Stock Incentive Plan for the performance-based exception to the $1 million limitation on deductibility of compensation payments.

Th	e Compensation and
Ma	nagement Development Committee

L.	John Doerr
Sco	tt D. Cook
Pat	ricia Q. Stonesifer

STOCK PRICE PERFORMANCE GRAPH

The graph set forth below compares cumulative total return on the Common Stock with the cumulative total return of the Nasdaq Total U.S. Index and the Morgan Stanley High-Technology Index, resulting from an initial assumed investment of $100 in each and assuming the reinvestment of any dividends, based on closing prices, for the period beginning on the date of the Company’s initial public offering of the Common Stock on May 15, 1997, and ending on December 31, 2001.

	5/15/97	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01

Amazon.com	$100	$256	$2,734	$3,887	$795	$553

Morgan Stanley High-Technology Index	100	107	208	438	318	241

Nasdaq Total U.S. Index	100	117	165	306	184	146

Note:  Stock price performance shown in the Stock Price Performance Graph for the Common Stock is historical and not necessarily indicative of future price performance.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
CHANGE-OF-CONTROL ARRANGEMENTS

Option Plans

1997 Stock Incentive Plan and 1999 Nonofficer Employee Stock Option Plan.    In the event of (i) the merger or consolidation of the Company in which it is not the surviving corporation pursuant to which shares of Common Stock are converted into cash, securities or other property (other than a merger in which holders of Common Stock immediately before the merger have the same proportionate ownership of the capital stock of the surviving corporation immediately after the merger), (ii) the sale, lease, exchange or other transfer of all or substantially all of the Company’s assets (other than a transfer to a majority-owned subsidiary), or (iii) the approval by the holders of Common Stock of any plan or proposal for the Company’s liquidation or dissolution (each a “Corporate Transaction”), the Compensation and Management Development Committee will determine whether provisions will be made in connection with the Corporate Transaction for the assumption of the options and other awards, including restricted stock, under the Company’s 1997 Stock Incentive Plan and 1999 Nonofficer Employee Stock Option Plan or the substitution of appropriate new options or awards covering the stock of the successor corporation or an affiliate of the successor corporation. If the Compensation and Management Development Committee determines that no such assumption or substitution will be made, each outstanding option and award under the 1997 Stock Incentive Plan and the 1999 Nonofficer Employee Stock Option Plan will automatically accelerate so that it will become 100% vested and exercisable immediately before the Corporate Transaction, except that acceleration will not occur if, in the opinion of the Company’s accountants, it would render unavailable “pooling of interests” accounting for a Corporate Transaction that otherwise would qualify for that accounting treatment.

Employment Arrangements

Mark J. Britto.    In conjunction with Mr. Britto’s promotion in July 2000 to Senior Vice President, Mr. Britto’s promotion letter provides for an initial annual salary of $150,000. Mr. Britto’s employment is for no specified length of time. Mr. Britto was also granted a cash promotion bonus in the amount of $2,500,000, payable in equal monthly installments over the 30-month period beginning with his paycheck for July 2000. In the event Mr. Britto’s employment is terminated for any reason prior to payment of the entire bonus, he will forfeit all subsequent installments of this bonus. Mr. Britto was also granted a special bonus in the amount of $500,000 in January 2000, which was paid in full in January 2001. Payment of this bonus was subject to Mr. Britto maintaining continuous full-time employment with the Company from January 3, 2000, through December 31, 2000. Mr. Britto received shares of Common Stock subject to a restricted stock purchase agreement as part of the Company’s acquisition of Accept.com Financial Services Corporation in 1999. These shares are subject to repurchase by the Company at the original price paid for such shares, which lapses in accordance with a vesting schedule over a four-year period ending October 13, 2002. In the event of a consolidation or merger of the Company with another company which results in the stockholders of the Company immediately prior to such transaction holding 50% or less of the voting equity securities of the surviving company immediately following such transaction, vesting of the remaining unvested shares subject to the restricted stock purchase agreement will accelerate by 25%. If Mr. Britto’s employment with the Company terminates, vesting ceases and the Company has the option to repurchase the remaining unvested shares.

Warren C. Jenson.    Mr. Jenson’s employment offer letter provides for an initial annual salary of $175,000. Mr. Jenson’s employment is for no specified length of time. In addition to Mr. Jenson’s base salary, and subject to certain conditions noted below, he is entitled to receive a $7,400,000 signing bonus payable in five annual installments. The first installment of $2,150,000 was paid in 1999 with Mr. Jenson’s first regular paycheck; the second installment of $1,250,000 was paid with his first paycheck following September 7, 2000; and the third installment of $1,250,000 was paid with his paycheck following September 7, 2001. The fourth installment of $1,250,000 is payable with Mr. Jenson’s paycheck following September 7, 2002, and the fifth installment of $1,500,000 is payable with his paycheck following September 7, 2003. In the event Mr. Jenson’s employment is terminated for any reason during the first five years, he must reimburse the Company for that year’s installment of the signing bonus on a pro-rated monthly basis, and will forfeit all subsequent installments. Mr. Jenson has announced his intention to resign his position with the Company later in 2002, and, upon his departure, he will forfeit the unpaid installments of the signing bonus and be obligated to reimburse the Company for any unearned portion of the third installment of the signing bonus paid in 2001. As additional consideration for entering into a confidentiality, noncompetition and invention assignment agreement with the Company, the Company paid Mr. Jenson $100,000 at the time of his first regular paycheck, in accordance with his employment offer letter. The Company also granted Mr. Jenson an option to purchase 2,000,000 shares of the Company’s Common Stock pursuant to his employment offer letter. This option and all other eligible options held by Mr. Jenson were exchanged for an option to purchase 346,667 shares of Common Stock at an exercise price of $13.375 per share with a term expiring September 30, 2003, pursuant to an option exchange offer made by the Company on January 31, 2001. See “Executive Compensation—Summary of Option Exchange.” In May 2000, Mr. Jenson was granted a special cash bonus in the amount of $1,000,000, payable in equal monthly installments over a one-year period beginning with his paycheck for May 2000. This bonus has been paid in full.

Diego Piacentini.    Mr. Piacentini’s employment offer letter provides for an initial annual salary of $175,000. Mr. Piacentini’s employment is for no specified length of time. In addition to Mr. Piacentini’s base salary he is entitled to receive a $1,900,000 signing bonus payable in two installments. The first installment of $1,000,000 was paid in February 2000 and the second installment of $900,000 was paid with his first paycheck following February 21, 2001. Mr. Piacentini’s signing bonus is no longer subject to reimbursement upon termination of his employment. As additional consideration for entering into a confidentiality, noncompetition and invention assignment agreement with the Company, the Company paid Mr. Piacentini $400,000 in February 2000, in accordance with his employment offer letter. The Company also granted Mr. Piacentini an option to purchase 600,000 shares of the Company’s Common Stock pursuant to his employment offer letter. This option and all other eligible options held by Mr. Piacentini were exchanged for an option to purchase 240,000 shares of Common Stock at an exercise price of $13.375 per share with a term expiring September 30, 2003, pursuant to an option exchange offer made by the Company on January 31, 2001. See “Executive Compensation—Summary of Option Exchange.” Mr. Piacentini’s employment offer letter also entitles him to certain benefits related to his relocation from Italy, including a cost of living and housing allowance. In May 2000, Mr. Piacentini was granted a special cash bonus in the amount of $1,000,000, payable in equal monthly installments over a one-year period beginning with his paycheck for May 2000. This bonus has been paid in full.

Jeffrey A. Wilke.    Mr. Wilke’s employment offer letter provides for an initial annual salary of $120,000. Mr. Wilke’s employment is for no specified length of time. In addition to Mr. Wilke’s base salary, and subject to certain conditions noted below, he is entitled to receive a $2,000,000 signing bonus payable in four annual installments. The first installment of $800,000 was paid in 1999 with Mr. Wilke’s first regular paycheck; the second installment of $400,000 was paid with his first paycheck following September 7, 2000; the third installment of $200,000 was paid with his paycheck following September 7, 2001; and the fourth installment of $600,000 is payable with his paycheck following September 7, 2002. In the event Mr. Wilke’s employment is terminated voluntarily or for cause during the first four years, he must reimburse the Company for that year’s installment of the signing bonus on a pro-rated monthly basis, and will forfeit all subsequent installments. The Company also granted Mr. Wilke options to purchase a total of 1,000,000 shares of the Company’s Common Stock pursuant to his employment offer letter. These options and all other eligible options held by Mr. Wilke were exchanged for an option to purchase 240,000 shares of Common Stock at an exercise price of $13.375 per share with a term expiring September 30, 2003, pursuant to an option exchange offer made by the Company on January 31, 2001. See “Executive Compensation—Summary of Option Exchange.” In May 2000, Mr. Wilke was granted a special cash bonus in the amount of $1,000,000, payable in equal monthly installments over a one-year period beginning with his paycheck for May 2000. This bonus has been paid in full.

AUDITORS

The Company has selected Ernst & Young LLP (“E&Y”) to continue as its independent public accountants for the fiscal year ending December 31, 2002. Representatives of E&Y are expected to attend the Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from stockholders.

Audit Fees

The aggregate fees billed by E&Y for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2001, and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $1,400,000.

Financial Information Systems Design and Implementation Fees

The Company did not incur any fees billed by E&Y for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

The aggregate fees billed by E&Y for services rendered to the Company, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” for the fiscal year ended December 31, 2001, were $1,800,000, consisting of audit related fees in the amount of $600,000 and non-audit fees in the amount of $1,200,000. Audit related services included accounting consultation, services related to registration of the Company’s securities and other business services. The non-audit services consisted primarily of tax services. In the course of its meetings, the Audit Committee has considered whether E&Y’s provision of these other services is compatible with maintaining E&Y’s independence.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States.

In this context, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2001 (the “Audited Financial Statements”). The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.

Following the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

The Audit Committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Committee serves a board-level oversight role where it receives information from, consults with, and provides its views and directions to, management and the independent auditors on the basis of the information it receives and the experience of its members in business, financial and accounting matters.

Th	e Audit Committee

To	m A. Alberg
Ma	rk S. Hansen
Pat	ricia Q. Stonesifer

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2001, its officers, Directors and greater-than-10% stockholders complied with all Section 16(a) filing requirements.

EXPENSES OF SOLICITATION

The accompanying proxy is solicited by and on behalf of the Board of Directors, and the cost of such solicitation will be borne by the Company. Georgeson Shareholder Communications, Inc. will distribute proxy materials to beneficial owners, and may solicit proxies by personal interview, mail, telephone and electronic communications, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held on the record date by such persons. The Company will pay Georgeson Shareholder Communications $5,000 for its proxy solicitation services and will reimburse Georgeson Shareholder Communications for payments made to brokers and other nominees for their expenses in forwarding solicitation materials. Solicitation also may be made by personal interview, telephone, and electronic communications by Directors, officers and other employees of the Company without additional compensation.

OTHER MATTERS

As of the date hereof, there are no other matters that the Company intends to present, or has reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the enclosed proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy card for the 2003 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Secretary of the Company on or before December 19, 2002. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s Proxy Statement.

In addition, the Company’s Bylaws include advance notice provisions that require stockholders desiring to bring nominations or other business before an annual stockholders meeting to do so in accordance with the terms of the advance notice provisions regardless of whether the stockholder seeks to include such matters in the Company’s Proxy Statement pursuant to Rule 14a-8. These advance notice provisions require that, among other things, stockholders give timely written notice to the Secretary of the Company regarding such nominations or other business and otherwise satisfy the requirements set forth in the Bylaws. To be timely, a notice must be delivered to the Secretary at the principal executive offices of the Company not more than 90 days but not less than 60 days prior to May 29, 2003, which is the first anniversary of the 2002 Annual Meeting of Stockholders. Accordingly, a stockholder who intends to present nominations or a proposal at the 2003 Annual Meeting of Stockholders without inclusion of the proposal in the Company’s proxy materials must provide written notice of the nominations or other business they wish to propose to the Secretary no earlier than February 28, 2003, and no later than March 30, 2003. However, in the event the 2003 Annual Meeting of Stockholders is to be held on a date that is more than 30 days before or more than 60 days after May 29, 2003, then such notice must be received not earlier than the 90th day and not later than the 60th day prior to the date of the 2003 Annual Meeting of

Stockholders (or, if the Company gives less than 60 days’ notice of such meeting, not later than the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure thereof was made).

The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s combined Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2001 (the “2001 Annual Report”), accompanies this Proxy Statement. An additional copy will be furnished without charge to beneficial stockholders or stockholders of record upon request by mail to Investor Relations, Amazon.com, Inc., P.O. Box 81226, Seattle, Washington 98108-1226 or by email to ir@amazon.com. It is also available in digital form for download or review by visiting www.amazon.com/ir.

HOUSEHOLDING

If you and others who share your mailing address own Common Stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Proxy Statement and the 2001 Annual Report have been sent to your address. Each stockholder will continue to receive a separate voting instruction form.

If you would like to receive an individual copy of the 2001 Annual Report or this Proxy Statement, we will send a copy to you upon request by mail to Investor Relations, Amazon.com, Inc., P.O. Box 81226, Seattle, Washington 98108-1226, by calling 1-800-426-6825 or by email to ir@amazon.com.

If you would like to revoke your consent to householding and in the future receive your own set of proxy materials or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, please contact Householding Department, 51 Mercedes Way, Edgewood, NY 11717 and include your name, the name of your brokerage firm or bank and your account number. The revocation of a consent to householding will be effective 30 days following its receipt. You may also have an opportunity to opt in or opt out of householding by following the instructions on your voting instruction form or by contacting your bank or broker.

APPENDIX A

AMAZON.COM, INC

Audit Committee Charter

Organization

This charter governs the operations of the Audit Committee of the Board of Directors of Amazon.com. The Committee shall review and reassess the charter at least annually and recommend any appropriate changes to the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom meet NASD requirements with respect to independence and financial literacy. The Audit Committee may create subcommittees which shall report to the Audit Committee. The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally at least four times each year, either in person or telephonically.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, the committee shall maintain free and open communication between the committee, the independent auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

•
The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company’s shareholders. The committee shall have the ultimate authority and responsibility to evaluate and annually recommend the selection, retention and, where appropriate, the replacement of the independent auditors. The committee shall review and approve the performance by the independent auditors of any non-audit-related service if the fees for such service are projected to exceed 15% of the most recently completed fiscal year’s combined audit fees and audit-related service fees. The committee shall review and discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by professional independence standards applicable to the independent auditors. Annually, the committee shall review and assess whether the outside auditor’s performance of non-audit services is compatible with the auditor’s independence. In addition, the audit committee shall review any candidate for the senior internal auditing executive position prior to his or her appointment by the Company.

A-1

•
The committee shall review and discuss with the independent auditors and with the head of the Company’s internal audit department the overall scope and plans for the audits. Also, the committee shall discuss with management, the internal audit department and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors and with the head of the internal audit department, with and without management present, to discuss the results of their respective audit procedures.

•
The committee shall review and discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

•
The committee shall review and discuss with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the basis and appropriateness of any change in significant accounting policies and the clarity of the disclosures in the financial statements. Also, the committee shall review and discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

•
The committee shall review and discuss with management and the independent auditors any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company and any transactions or courses of dealing with parties related to the Company which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, in each case where such arrangements or transactions are relevant to an understanding of the Company’s financial statements.

A-2

P R O X Y

AMAZON.COM, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of Amazon.com, Inc., a Delaware corporation (the “Company”), hereby appoints Jeffrey P. Bezos and L. Michelle Wilson, or either of them, with full power of substitution in each, as proxies to cast all votes that the undersigned is entitled to cast at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held at 9:00 a.m., Pacific Daylight Time, on May 29, 2002 in the Metropolitan Ballroom of the Sheraton Seattle Hotel & Towers, 1400 – 6th Avenue, Seattle, Washington 98101, or any adjournment or postponement thereof, with authority to vote upon the matters set forth on the reverse side of this Proxy Card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED:

•	“FOR” THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THE ACCOMPANYING PROXY STATEMENT, AND

•	IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS.

The undersigned hereby acknowledges receipt of the Company’s Proxy Statement in connection with the Annual Meeting and hereby revokes any proxy or proxies previously given.

(Continued, and to be marked, dated and signed, on the other side)

é    FOLD AND DETACH HERE    é

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH OF THE NOMINEES NAMED IN PROPOSAL 1.

Please mark your votes as indicated in this example. ☒

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The Board of Directors recommends a vote “FOR” Proposal 1
Proposal 1—Election of six directors, each to hold office until his or her successor shall have been elected and qualified

			FOR the nominees listed (except as indicated below)	WITHHOLD AUTHORITY to vote for all nominees
Nominees:	01 Jeffrey P. Bezos 02 Tom A. Alberg 03 Scott D. Cook	04 L. John Doerr 05 Mark S. Hansen 06 Patricia Q. Stonesifer	☐	☐

INSTRUCTION: To withhold authority to vote for any nominee, write that nominee’s name in the space below.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

☐
CONSENT TO ELECTRONIC DELIVERY AND VOTING By checking the box to the left, I consent to future access to the Company’s Annual Reports, Proxy Statements, Prospectuses and other communications electronically via the Internet, and to electronic proxy voting via the Internet or by telephone. I understand that the Company may no longer distribute printed materials to me for any future stockholders meeting until my consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ. I also understand that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.

Signature(s):                                                                       Date: _______________

Please sign above exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, and administrators should sign in their official capacity, giving their full title as such. Partnerships should sign in the partnership name by the authorized person(s).

é     FOLD AND DETACH HERE     é

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available
until 4:00 P.M. Eastern Time on May 28, 2002

Amazon.com encourages you to vote via the Internet.
It is the most cost effective method of casting your vote and saves your Company money.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

Go to:
http://www.eproxy.com/amzn

You will need your control number from this proxy card (see below) to submit your electronic vote

Telephone
1-800-435-6710

You can use any touch-tone telephone. You will need to enter your control number (see below) then follow directions to submit your vote

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

You can view the 2001 Annual Report and the Proxy Statement
in connection with the Annual Meeting at www.amazon.com/ir